EXHIBIT 32



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In connection with the Quarterly Report of Energas Resources, Inc. (the
"Company") on Form 10-QSB for the period ending April 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, George
G. Shaw, President and Chief Executive Officer and David W. Young, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


June 21, 2004                     By:  /s/ George G. Shaw
                                       -----------------------------------
                                       George G. Shaw, President and Chief
                                       Executive Officer


June 21, 2004                     By:  /s/ David W. Young
                                       -----------------------------------
                                       David W. Young, Chief Financial Officer